Exhibit 10.18

LEASE AGREEMENT

THIS LEASE is executed this 20th day of December, 2001, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, d/b/a Duke Realty of Indiana Limited Partnership (“Landlord”), and INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company (“Tenant”).

WITNESSETH:

ARTICLE 1 — LEASE OF PREMISES

Section 1.01                             Basic Lease Provisions and Definitions.

A.                                    Leased Premises (shown outlined on Exhibit A attached hereto):  3773 Corporate Center Drive, St. Louis, Missouri 63045; Corporate Center I (the “Building”); located in Corporate Center at Earth City (the “Park”)

B.                                    Rentable Area:  approximately 22,920 square feet

The parties hereby agree that the above square footage shall be correct for all purposes herein.

C.                                    Tenant’s Proportionate Share:  31.31% (which represents a fraction of which the numerator is the Rentable Area of the Leased Premises (as defined in Section 1.01(B) of the Lease) divided by the denominator, which is the total rentable square feet of the Building).  For purposes of calculating Tenant’s Proportionate Share, the Rentable Area of the Leased Premises is deemed to be 22,920 square feet and the total rentable square feet of the Building is deemed to be 73,200.

D.                                    Minimum Annual Rent:

Years 1-4	$283,749.60 per year
Years 5-7	$302,314.80 per year

E.                                     Monthly Rental Installments:

Months 1-48	$ 23,645.80 per month
Months 49-84	$ 25,192.90 per month

F.                                      Landlord’s Share of Taxes and Insurance:  $1.45 times the rentable area of the Building

G.                                    Initial Monthly Additional Rent:  $1,719.00 per month

H.                                   Lease Term:  Seven (7) years

I.                                        Target Commencement Date:  March 22, 2002

J.                                        Security Deposit:  $48,000.00

K.                                   Guarantor(s):  N/A

L.                                     Brokers:  Duke Realty Limited Partnership representing Landlord and Trammell Crow Company representing Tenant

M.                                 Permitted Use:  Sales and service of security systems and related purposes (including outside storage/parking in the parking lot located in the rear of the Building for Tenant’s repair vans and not more than one (1) cherry-picker type vehicle), and for other purposes as approved by Landlord, such approval not to be unreasonably withheld.

N.                                    Address for invoices and notices:

Landlord:	Duke Realty Limited Partnership d/b/a Duke Realty of Indiana Limited Partnership 635 Maryville Centre Drive, Suite 200 St. Louis, Missouri 63141-5819

Tenant:	Interface Security Systems, L.L.C. 3773 Corporate Center Drive St. Louis, Missouri 63045

Address for rental and other payments:

Duke Realty Limited Partnership, d/b/a Duke Realty of Indiana Limited Partnership P.O. Box 958092 St. Louis, Missouri 63195-0001

Section 1.02                             Leased Premises.  Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises as outlined on Exhibit A attached hereto.  Tenant shall have ninety (90) unassigned car parking spaces (sixty-six (66) of which shall be located in the front of the Building and twenty-four (24) of which shall be located in the rear of the Building) in the “Parking Area” as shown on Exhibit A.  Landlord shall make commercially reasonable efforts to provide, within a reasonable amount of time after Tenant’s request, a minimum of thirty (30) additional unassigned car parking spaces in the Parking Area, subject to the rights of other tenants.

ARTICLE 2 — TERM AND POSSESSION

Section 2.01                             Term.  The term of this Lease (“Lease Term”) shall be for the period of time as set forth in Section 1.01(H) hereof, and shall commence (the “Commencement Date”) on the Substantial Completion Date (as hereinafter defined), unless delayed by an act or omission of Tenant (“Tenant Delays”, as more specifically defined in Exhibit B).  The Leased Premises shall be delivered to Tenant on the date the work on the Leased Premises to be performed by Landlord as described in Exhibit B is substantially complete, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant’s occupancy, the completion of which will not materially affect Tenant’s use and occupancy of, or ability to obtain an occupancy permit for (from a construction aspect perspective as opposed to Tenant’s particular use perspective), the Leased Premises (the “Substantial Completion Date”).  Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date of this Lease, and (ii) except for the punchlist items, that Tenant has accepted the Leased Premises.  If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to punchlist items.  Landlord hereby agrees to warrant the construction of the tenant finish improvements referenced in Exhibit B against defects therein for a period of twelve (12) months from the Commencement Date (the “Warranty Period”); provided, however, that the need to exercise such warranty is not created by Tenant’s negligence or damages.  After the expiration of the Warranty Period, Landlord shall enforce on Tenant’s behalf all warranties which continue in effect after the expiration of the Warranty Period from subcontractors, manufacturers, and material suppliers for materials, workmanship, fixtures or equipment installed by Landlord in the Leased Premises

Section 2.02                             Construction of Tenant Improvements.  Tenant will personally inspect the Leased Premises and accept the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner and in compliance with all applicable laws the improvements designated as Landlord’s obligations in Exhibit B attached hereto and incorporated herein by reference, which shall be in accordance with and at the expense of the party indicated on Exhibit B.

Section 2.03                             Surrender of the Premises.  Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair, ordinary wear and tear excepted.  Tenant shall also remove its personal property, trade fixtures and any of Tenant’s alterations designated by Landlord, promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted.  If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant’s expense, Landlord may cause ail of said property to be removed at Tenant’s expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred.  All Tenant property which is not removed within twenty (20) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant’s cost without thereby incurring any liability to Tenant.  The provisions of this section shall survive the expiration or other termination of this Lease.

Section 2.04                             Holding Over.  If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) of the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable.  Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days’ prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date.  This Section 2.04 shall in no way constitute a consent by

Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 — RENT

Section 3.01                             Base Rent.  Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term.  Notwithstanding the foregoing, Tenant shall not be obligated to begin payment of rent prior to the Substantial Completion Date unless such date is delayed by Tenant Delays, The Monthly Rental Installment for partial calendar months shall be prorated.

Section 3.02                             Additional Rent.  In addition to the Minimum Annual Rent, Tenant shall pay to Landlord for each calendar year during the Lease Term, as “Additional Rent”, Tenant’s Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for (i) Real Estate Taxes and insurance premiums to the extent that they exceed Landlord’s Share of Taxes and Insurance; and (ii) Common Area Charges.

“Real Estate Taxes” shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or common areas (or against Landlord’s business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes (whether charged by Landlord’s counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed thirty-three percent (33%) of the good faith estimated tax savings).  Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises.

“Common Area Charges” shall mean all of Landlord’s expenses for management, operation, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to:  management or administrative fees; common area utilities; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants, trust indenture or owners’ association; professional fees; security services; costs in complying with any governmental laws or ordinances; and maintenance, repair and replacement of the driveways, parking and loading areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters.  The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Common Area Charges.  Common Area Charges shall include the cost of capital improvements only to the extent such capital improvements are made for the purpose of reducing Common Area Charges and only to the extent of such reduction, or for the purpose of complying with any law, code, ordinance, rule, regulation or order applicable to the Building or common areas that is not in effect on the date of this Lease.

Section 3.03                             Payment of Additional Rent.  Landlord shall reasonably estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years.  Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year.  Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year.  In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next Monthly Rental Installment.

Section 3.04                             Late Charges.  Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder.  Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Wall Street Journal) of interest (“Prime Rate”) plus six percent (6%) per annum.

Section 3.05                             Books and Records; Audit.  Tenant shall have the right to audit Landlord’s books and records pertaining to Additional Rent for any year within sixty (60) days after receipt of a reconciliation statement therefor so as to verify the accuracy of same.  Any information obtained by Tenant pursuant to such audit shall be kept confidential by Tenant, and such audit shall comply with Landlord’s reasonable guidelines.  If such audit accurately discloses an error in the calculation of Additional Rent, Landlord shall credit Tenant for any overcharge or bill Tenant for any undercharge.

ARTICLE 4 — SECURITY DEPOSIT

Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease.  In the event of a default by Tenant Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit.  All sums held by Landlord pursuant to this section shall be without interest.  Provided that there is then no uncured default Landlord shall apply the Security Deposit to the extent necessary to pay the last month’s Monthly Rental Installment and Additional Rent and, following the expiration of the Lease Term, if there is then no uncured default, and Tenant has provided Landlord with evidence that Tenant has released, or caused to be released, the Memorandum (as defined in Section 16.12), Landlord shall return the balance of the Security Deposit to Tenant.

ARTICLE 5 — USE

Section 5.01                             Use of Leased Premises.  The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.  Tenant shall have access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week, fifty-two (52) weeks a year.

Section 5.02                             Covenants of Tenant Regarding Use.  Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including any rules and regulations that may be adopted by Landlord from time to time.  Landlord shall make commercially reasonable efforts to uniformally enforce any rules and regulations as to all tenants of the Building.  In the event of a conflict between the terms of this Lease and any rules or regulations that may be adopted for the Building, the terms of this Lease shall prevail.  Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas which constitutes a nuisance or which interferes with the rights of other tenants or injures or annoys them.  Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations.  Tenant shall not overload the floors of the Leased Premises.  Tenant acknowledges receipt of the Building specifications which includes, among other items, a description of the floor slab for the Leased Premises.  All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand.  Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged.

Section 5.03                             Landlord’s Rights Regarding Use.  In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas as it shall deem necessary or proper; and (c) Landlord or Landlord’s agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant’s expense, except as provided in Section 7.02 hereof.  Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 — UTILITIES AND SERVICES

Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises.  However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers to Tenant) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.  In the event of utility “deregulation”, Landlord may choose the service provider.  Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service, provided that such restoration is within Landlord’s control.  In the event restoration of service is within Landlord’s control and Landlord fails to restore such service within a reasonable time, thereby causing the Leased Premises to be rendered untenantable by Tenant (meaning that Tenant is unable to use such space in the normal course of its business) for more than ten (10) consecutive days after receipt of notice from Tenant that such service has been interrupted and a reasonable opportunity for Landlord to restore such service, Minimum Annual Rent shall abate on a per diem basis for each day after such ten (10) day period during which the Leased Premises remain untenantable.

ARTICLE 7 — MAINTENANCE AND REPAIRS

Section 7.01                             Tenant’s Responsibility.  During the Lease Term and subject to Landlord’s obligation to enforce on Tenant’s behalf the warranties set forth in Section 2.01, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems exclusively serving the Leased Premises only, and shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof.  The preventive maintenance contract shall meet or exceed Landlord’s standard maintenance criteria attached hereto as Exhibit C, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis.

Section 7.02                             Landlord’s Responsibility.  During the Lease Term, Landlord shall maintain in good condition and repair, and replace as necessary, the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Common Area Charges; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant’s expense.  If repairs to the Leased Premises are caused by the negligence of Landlord, its employees, agents, or contractors, then such repair shall be made by Landlord at Landlord’s sole cost and expense.

Section 7.03                             Alterations.  Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing with the exception of alterations or improvements not exceeding Ten Thousand Dollars ($10,000.00) which are not visible from outside the Leased Premises and which do not affect the structure, mechanical systems or electrical systems of the Building.  In situations where Landlord’s prior approval is not so required, Tenant shall promptly notify Landlord with respect to such alterations and furnish Landlord with architectural drawings regarding same.  As a condition of such approval (or with respect to any alterations made hereunder without Landlord’s approval), Landlord may require Tenant to remove the alterations (Landlord and Tenant shall expressly agree on which party shall be responsible for removal of the alteration in writing, at the time such approval is given to Tenant by Landlord or, with respect to alterations not requiring Landlord’s approval, within a reasonable time following Landlord’s receipt of Tenant’s notice) and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord’s option become a part of the realty and the property of Landlord, and shall not be removed by Tenant.  Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building.  No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien.  If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant or any subtenant of Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing.  Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration and any related lien.

ARTICLE 8 — CASUALTY

Section 8.01                             Casualty.  In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair same; provided, however, Landlord’s obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any.  Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage.  Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing.  Landlord shall provide to Tenant written notice within sixty (60) days after such casualty date as to Landlord’s reasonable estimate of whether the Leased Premises can be repaired or rebuilt within one hundred eighty (180) days from the casualty date.

Section 8.02                             All Risk Coverage Insurance.  During the Lease Term, Landlord shall maintain all risk coverage insurance on the Building for the full replacement cost thereof, but shall not protect Tenant’s property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any damage to Tenant’s property, regardless of cause, including the negligence of Landlord and its employees, agents and invitees.  Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees.  Landlord shall be responsible for insuring any tenant finish improvements which are performed by Landlord.  Notwithstanding the provisions of Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building, which is insured against under Landlord’s all risk coverage insurance, however caused, including the negligence of Tenant and its employees, agents and invitees.  All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer’s right of subrogation against the other party to this Lease.

ARTICLE 9 — LIABILITY INSURANCE

Section 9.01                             Tenant’s Responsibility.  Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is directly the result of Landlord’s negligence; and Tenant hereby releases Landlord from any and all liability for the same.  Except as provided in Section 8.02 and except for that caused directly by any act or neglect of Landlord (the liability for which Landlord hereby agrees to insure against, indemnify, defend and hold Tenant harmless against), Tenant shall be liable for, and shall indemnify and defend Landlord from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or common areas by the license of Tenant, express or implied, (ii) any damage to the Leased Premises caused by Tenant, its agents, employees, contractors, managers, members, permittees and invitees, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises.  This provision shall survive the expiration or earlier termination of this Lease.

Section 9.02                             Tenant’s Insurance.  Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.                                    Worker’s Compensation:  minimum statutory amount.

B.                                    Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage:  Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

C.                                    All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant’s property.

D.                                   Business interruption insurance.

The insurance policies in B and C above shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord’s managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days’ prior written notice to Landlord.  Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date.  If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

ARTICLE 10 — EMINENT DOMAIN

If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken.  If all or any part of the Leased Premises or the parking area shall be acquired by the exercise of eminent domain so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord, and all damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award.

ARTICLE 11 — ASSIGNMENT AND SUBLEASE

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or denied (provided that it shall not be unreasonable for Landlord to withhold or deny its consent with respect to any proposed assignment or subletting to a third party that is already a tenant in the Building or the Park).  In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion rights, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect.  The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises.  Without in any way limiting Landlord’s right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord’s opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder.  Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is to be less than the then current rent for similar premises in the Park.  Tenant agrees to reimburse Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises.  Notwithstanding the foregoing, Tenant may assign the Lease or sublease all or any portion of the Leased Premises without Landlord’s consent to any of the following (a “Permitted Transferee”), provided that the Permitted Transferee’s financial condition, creditworthiness and business reputation following the transfer are equal to or exceed those of Tenant:  (1) any successor corporation or other entity resulting from a merger or consolidation of Tenant; (ii) any purchaser of all or substantially all of Tenant’s assets; or (iii) any entity which controls, is controlled by, or is under common control with Tenant.  Tenant shall give Landlord at least thirty (30) days’ prior written notice of such assignment or sublease.  Any Permitted Transferee shall assume in writing all of Tenant’s obligations under this Lease.  Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant’s other obligations under this Lease.  Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute an Event of Default hereunder.

ARTICLE 12 — TRANSFERS BY LANDLORD

Section 12.01       Sale of the Building.  Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02       Subordination and Estoppel Certificate.  Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage.  Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease.  Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.  Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default.

ARTICLE 13 — DEFAULT AND REMEDY

Section 13.01       Default.  The occurrence of any of the following shall be a “Default”:

(a)           Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after the same is due.  Notwithstanding the foregoing sentence, Landlord shall provide Tenant with a written courtesy notice of such default and Tenant shall have an additional five (5) days to cure such default before Landlord exercises its remedies hereunder; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular default, nor more than two (2) times in any consecutive twelve (12) month period with respect to any payment defaults in the aggregate.

(b)           Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if

Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time.

(c)           Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(d)           All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

Section 13.02       Remedies.  Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)           Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action.

(b)           Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant’s right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have.  Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same less the present value of the fair rental value of the Leased Premises for the balance of the Term to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant’s default (“Default Damages”), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

(c)           Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to

Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord’s Default Damages.

(d)           Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03       Landlord’s Default and Tenant’s Remedies.  Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same.  Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

Section 13.04       Limitation of Landlord’s Liability.  If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05       Nonwaiver of Defaults.  Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision.  No waiver of any default shall be deemed to be a waiver of any other default.  Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction.  No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06       Attorneys’ Fees.  If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non- defaulting party for reasonable attorneys’ fees incurred in connection therewith.

ARTICLE 14 — LANDLORD’S RIGHT TO RELOCATE TENANT

Intentionally omitted.

ARTICLE 15 — TENANT’S RESPONSIBILITY REGARDING
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

Section 15.01       Definitions.

(a)           “Environmental Laws” - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b)           “Hazardous Substances” - Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws.

Section 15.02       Compliance.  Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

Section 15.03       Restrictions on Tenant.  Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws.  Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.04       Notices, Affidavits, Etc.  Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.  Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.05       Landlord’s Rights.  Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises.  In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant’s property or business caused thereby.

Section 15.06       Tenant’s Indemnification.  Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15.  The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.07       Landlord’s Representation.  Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease or for the acts or omissions of Landlord except to the extent Tenant exacerbates the same.  Landlord represents that it has not received actual notice of the presence of any Hazardous Substance within the Leased Premises or the Building or common areas in violation of Environmental Laws.

ARTICLE 16 — MISCELLANEOUS

Section 16.01       Benefit of Landlord and Tenant.  This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02       Governing Law.  This Lease shall be governed in accordance with the laws of the state where the Building is located.

Section 16.03       Guaranty.  In consideration of Landlord’s leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a Guaranty of Lease executed by the guarantor(s) described in the Basic Lease Provisions, if any.

Section 16.04       Force Majeure.  Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.05       Examination of Lease.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 16.06       Indemnification for Leasing Commissions.  The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and Landlord shall pay any and all fees and commissions due to the Brokers resulting from the negotiation and execution of this Lease.  Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

Section 16.07       Notices.  Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1.  If delivered in person, notice shall be deemed given as of the delivery date.  If sent by overnight courier, notice shall be deemed given as of the first business day after sending.  If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing.  Either party may change its address by giving written notice thereof to the other party.

Section 16.08       Partial Invalidity; Complete Agreement.  If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.  This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties.  No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant

Section 16.09       Financial Statements.  During the Lease Term and any extensions thereof, Tenant shall provide to Landlord within thirty (30) days of Landlord’s written request (which request shall not be made more than annually), a copy of Tenant’s most recent financial statements (certified and audited if the Minimum Annual Rent hereunder exceeds $100,000) prepared as of the end of Tenant’s fiscal year.  Such financial statements shall be signed by Tenant who shall attest to the truth and accuracy of the information set forth in such statements.  All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 16.10       Representations and Warranties.  The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

Section 16.11       Quiet Enjoyment.  If Tenant shall perform all of the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Lease Term, have the quiet enjoyment and peaceful possession of the Leased Premises without hindrance from Landlord or any persons lawfully claiming under Landlord, except as may be provided in Section 12.02 hereunder.

Section 16.12       Memorandum of Lease.  Tenant shall not record this Lease in any form during the Lease Term, including any renewals or extensions thereof; provided, however, Tenant may record a memorandum of lease (“Memorandum”) in a form reasonably acceptable to Landlord.  Tenant shall pay all cost incurred in the preparation and recording of the Memorandum.  In addition, Tenant shall be obligated to release the Memorandum, at its cost, upon expiration or earlier termination of this Lease.  In the event Tenant fails to release the Memorandum as provided above, Landlord shall have the right to execute and record a release on Tenant’s behalf, and Tenant shall be responsible for all costs associated with same and for any damages, including consequential damages, Landlord incurs as the result of Tenant’s failure to release the Memorandum.

Section 16.13       Option to Extend.

A.                                    Grant and Exercise of Option.  Provided that (i) Tenant has not been in Default hereunder at any time during the Term of this Lease (the “Original Term”), (ii) the creditworthiness of Tenant is then acceptable to Landlord, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Original Term and (iv) the current use of the Leased Premises is acceptable to Landlord, Tenant shall have one (1) option to extend the Original Term for one (1) additional period of five (5) years (the “Extension Term”).  The Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except (i) Tenant shall not have any further option to extend and (ii) the Minimum Annual Rent shall be adjusted as set forth herein (“Rent Adjustment”).  Tenant shall exercise such option by delivering to Landlord, no later than eight (8) months prior to the expiration of the Original Term, written notice of Tenant’s desire to extend the Original Term.  Tenant’s failure to properly exercise such option shall waive it.  If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term.  Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof.  If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term, within thirty (30) days after Tenant’s acceptance of the Rent Adjustment.

B.                                    Rent Adjustment.  The Minimum Annual Rent for the Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park, excluding free rent and other concessions; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the Original Term.  The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership
d/b/a Duke Realty of Indiana Limited Partnership

By:	Duke Realty Corporation,
its general partner

	By:	/s/ Ramsey F. Maune
Ramsey F. Maune
Senior Vice President
St. Louis Operations

TENANT:

INTERFACE SECURITY SYSTEMS, L.L.C.
a Louisiana limited liability company

By:		/s/ Michael J. McLeod

Printed: Michael J. McLeod

Title: President

STATE OF Missouri	)
) SS
COUNTY OF St. Charles	)

Before me, a Notary Public in and for said County and State, personally appeared Michael J. McLeod, by me known and by me known to be the President of Interface Security Systems, L.L.C., a Louisiana limited liability company, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of said limited liability company.

WITNESS my hand and Notarial Seal this 19 day of December, 2001.

/s/ Lori A. Huck
Notary Public

Lori A. Huck
(Printed Signature)

My Commission Expires:  September 12, 2003

My County of Residence:  St. Charles

EXHIBIT A
n/f
In-Cahoots, Inc.
DB 9563, PG. 2022
FUTURE OH DOORS (TYP)
PROP. OH DOORS (TYP)
90'
CORPORATE CENTER
73,200 sf
AVAILABLE
LEASED
LEASED
LEASED
204 SPACES
39'
39' (typ)
LOCATION MAP
RIDER TRAIL (VAR. WIDTH) SOUTH
CORPORATE CENTER DRIVE
0
30
60
90
120
Site Plan
Corporate Center
at Earth City Business Park
Duke-weeks
REALTY CORPORATION
St. Louis, MO 63141
Bldg: 73,200 sf
Site: 6.995 ac

EXHIBIT B

Improvements to the Leased Premises

Promptly following the execution of this Lease, but not later than December 21, 2001, Tenant shall approve Plans and Specifications for improvements to be made to the Leased Premises.  Said Plans and Specifications shall be subject to Landlord’s reasonable approval (which said approval shall not be unreasonably withheld, conditioned or delayed) and shall be given by Landlord to Tenant, in writing, within seven (7) business days of receipt of the said Plans and Specifications.  Said Plans and Specifications, once so approved, shall be marked Exhibit B-l to this Lease and shall be incorporated herein by reference.  Landlord shall, through its affiliate, Duke Construction Limited Partnership, as general contractor (the “General Contractor”), cause the improvements to the Leased Premises to be promptly completed in a good and workmanlike manner.  The General Contractor shall solicit competitive bids from at least three (3) qualified subcontractors for major subcontracted work.  The General Contractor shall receive reasonable and competitive compensation for its services, including overhead and fee of ten percent (10%) on the costs of the improvement work.  Landlord shall pay all of the costs of said work, including, but not limited to, design, architectural and permit fees, up to the sum of Six Hundred Forty-one Thousand Seven Hundred Sixty Dollars ($641,760.00) (the “Tenant Improvement Allowance”).  Any costs of said work in excess of said Tenant Improvement Allowance shall be borne by Tenant and reimbursed to Landlord or paid to Landlord’s designee within thirty (30) days of receipt of an itemized statement therefor.  Landlord and Tenant shall in good faith cooperate to cause the improvements to the Leased Premises to be completed at the earliest reasonably practical date.  The entire Tenant Improvement Allowance must be used to construct improvements within the Leased Premises or credited to Tenant within the first six (6) months of the Lease Term, or forfeited.

The number of days of delay arising, directly or indirectly, out of or on account of Tenant’s failure to meet dates specifically set out in this Exhibit B or Lease and/or indirectly out of or on account of the failure of Tenant’s contractors to complete work to be performed on behalf of Tenant, if any, which in any such case(s) actually delays the substantial completion of the Leased Premises, except to the extent such delays are caused through the fault of Landlord or Landlord’s agents, employees, contractor (and its subcontractors) and/or representatives, shall constitute “Tenant Delays”.

Tenant shall have the right to make changes to the Tenant Finish Improvement plans at any time by way of written change orders (“Change Orders”) providing that any delay in the construction of the Tenant Finish Improvements resulting from such Change Order(s) which actually results in a delay in the substantial completion of the Leased Premises (net of any savings of time resulting from Change Orders, if any) shall be deemed a Tenant Delay.  The date for commencement of Tenant’s obligation to pay Rent and Additional Rent under this Lease shall not be delayed or postponed on account of any Tenant Delays.

Landlord and Tenant agree that adhering to the following schedule is necessary for the timely completion of the tenant finish improvements; provided that if either Tenant or Landlord fails to meet any of the dates that are its responsibility, the other party’s obligation will be extended accordingly.

Exhibit B - 1

1.                                      Tenant approves space plans and specifications by December 21, 2001.

2.                                      Tenant signs the Lease by December 21, 2001.

3.                                      On or before December 21, 2001, Landlord will release its architect to produce construction documents.

4.                                      Landlord’s architect produces construction documents by January 9, 2002, and Tenant approves same by January 11, 2002.

5.                                      Tenant approves final bids by January 25, 2002.

6.                                      Substantial completion of the tenant improvements to the Leased Premises by March 29, 2002.

Exhibit B - 2

EXHIBIT C

Landlord’s Standard Maintenance Criteria for
The Heating, Ventilating and Air Conditioning Systems

Exhibit C - 1

EXHIBIT C

Landlord’s Standard Maintenance Criteria for
The Heating, Ventilating and Air Conditioning Systems

HVAC PREVENTATIVE MAINTENANCE PROGRAM

Duke Realty is pleased to provide the following Industrial Occupancy HVAC Preventative Maintenance Guidelines.  These guidelines have been developed by an HVAC maintenance specialist, and will satisfy the Landlord’s minimum standard requirements of your Lease Agreement.

These guidelines will further enable you to adequately maintain your HVAC systems to provide optimum comfort for you and your employees during all seasons.  In addition, costly repairs can be held to a minimum and provide longer life for HVAC systems if these tasks are performed by a qualified Heating and Cooling technician.  Duke Realty Investments can recommend several qualified HVAC maintenance companies, that can provide bids for preventative maintenance in accordance with these guidelines.

The following tasks and systems should be inspected routinely on an annual basis.  Items indicated should be addressed during the Spring Cooling Season Start-Up (CSU), the Summer Cooling Routine Inspection (RI), the Fall Heating Season Start-Up (HSU) and Winter Heating Routine Inspection (RI).

Exhibit C - 2

EXHIBIT C

System	Description	CSU	HSU	RI

Split System Electric Heat/Electric Cool Or Gas Fired Heat/Electric Cool
	Condenser Fan Motor	X		X
	Condenser Fan	X		X
	Air Cooled Condenser Coil	X		X
	Control Panel	X		X
	Compressor	X		X
	Compressor Motor (Gas)	X		X
	Cooling Coil	X		X
	Drain	X		X
	Electrical Disconnect	X		X
	Filter Replacement	X	X	X
	Supply Fan	X	X	X
	Heating Element (Electric)		X	X
	Heat Exchanger (Gas)		X	X
	Gas Train (Gas)		X	X
	Flue Pipe (Gas)		X	X
	Burner (Gas)		X	X
	Thermostat	X	X	X

Exhibit C - 3

EXHIBIT C

System	Description	CSU	HSU	RI

Rooftop Unit Electric Heat/Electric Cool Or Gas Fired Heat/Electric Cool

	Electrical Disconnect	X	X	X
	Condenser Fan	X	X	X
	Motor Starter	X		X
	Condenser Fan Motor	X		X
	Condenser Coil	X		X
	Control Panel	X	X	X
	PAC Compressor	X		X
	DX Coil	X		X
	Filter Replacement	X	X	X
	Fresh Air Damper	X	X	X
	Return Air Damper	X	X	X
	Exhaust Air Damper	X	X	X
	Supply Fan	X	X	X
	Heating Element (Electric)		X	X
	Heat Exchanger (Gas)		X	X
	PAC Burner (Gas)		X	X
	Thermostat	X	X	X

System	Description	CSU	HSU	RI

Gas Fired Warehouse Unit Heater
	Fan Housing		X
	Fan Impeller		X
	Motor		X
	Burner		X
	Controls		X

Exhibit C - 4